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                                                                    Exhibit 10.4



                       [WATERPIK TECHNOLOGIES, INC. LOGO]




                          WATER PIK TECHNOLOGIES, INC.
                           2001 ANNUAL INCENTIVE PLAN



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
CONTENT                                                                              PAGE
At a Glance                                                                            3
      What is the Annual Incentive Plan?                                               3
      Who is Eligible for this Plan?                                                   3
      How does the Annual Incentive Plan work?                                         3

Calculation of the Annual Incentive Plan Award                                         4
      Target Bonus Percentage                                                          4
      Performance Goals and the Target Bonus Percentage                                4
      Financial Performance Goals                                                      4
      Individual Performance Goals                                                     5
      How the AIP Award is Calculated                                                  5

How the AIP Award is Calculated for Other Achievement Levels                           6
      Maximums and Minimums                                                            6
      Formulas for Weighting Financial & Individual Performance                        7
      Putting it Together                                                              8

Additional Guidelines for the Annual Incentive Plan                                   12
      Discretionary Adjustments                                                       12
      Some Special Circumstances                                                      12
      Making Payments                                                                 12

Administration Details                                                                13


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AT A GLANCE

WHAT IS THE ANNUAL INCENTIVE PLAN?

The Annual Incentive Plan (the "AIP" or the "Plan") provides key managers of Water Pik Technologies, Inc. ("Water Pik") with the opportunity to earn an incentive award when certain pre-established performance goals are met:

-   at the total company level,

-   at the segment level, and

-   at the individual level.

WHO IS ELIGIBLE FOR THIS PLAN?

Generally, key managers who have a significant impact on the total company's operations will be eligible to participate in the Plan. Individuals eligible (the "Participants") for participation are determined annually, based on recommendations of Water Pik's Chief Executive Officer (the "Chief Executive Officer"), with the approval of the Personnel and Compensation Committee of its Board of Directors (the "Committee").

HOW DOES THE ANNUAL INCENTIVE PLAN WORK?

Under the Plan, designated key employees may earn an incentive award equal to a percentage of their base salary, depending on the extent to which pre-established individual, and total company and/or, segment performance goals have been achieved.

- For purposes of the Plan, base salary is generally the Participant's annual base salary rate as of the end of the year, excluding any commission or other incentive pay. For some special circumstances affecting the amount of base salary used in the Plan, see this plan document.

- A target bonus percentage is used in calculating the incentive award. It is explained on the next page. Each Participant will be given a target bonus percentage.

- The actual bonus percentage is determined by adjusting the target bonus percentage upward or downward based on the extent to which certain financial performance goals and individual performance goals are achieved.

- The actual bonus percentage determines the amount of the incentive award for the year subject to discretionary adjustments. See page 6 for other factors that may affect the actual award.

- Incentive award payments will generally be distributed in cash after the year-end audit is complete and the Committee has granted its approval.


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CALCULATION OF THE ANNUAL INCENTIVE PLAN AWARD

TARGET BONUS PERCENTAGE

The Plan provides an incentive opportunity for Participants calculated as a percentage of each Participant's base salary. Each Participant will be provided with an initial percentage, referred to as a "target bonus percentage." The target bonus percentage is the percentage of base salary that is generally earned as an award if 100% of the performance goals are achieved.

The performance goals reflect financial and individual performance and are described below.

Target bonus percentages, performance goals and performance achievements will be communicated to each eligible Participant. The Committee may change the goals and objectives for the Plan at any time.

PERFORMANCE GOALS AND THE TARGET BONUS PERCENTAGE

The Plan for 2001 establishes a financial performance goal based on Net Income ("NI") and Return On Average Capital Employed ("RACE"), and individual performance goals based on individual performance objectives. RACE is defined as Adjusted NI divided by Average Capital Employed. Net Income is defined as income after tax.

Each performance goal is weighted as a percentage share of the target bonus percentage. For all Participants in the Plan, 80% of the target bonus percentage will be based on the financial performance; the other 20% of the target bonus percentage will be based upon individual performance.

Actual performance will be measured and compared to the performance goals. The result achieved will be expressed as a percentage of the performance goal. The adjustment formulas are described further below.

FINANCIAL PERFORMANCE GOALS

For 2001, the financial performance goal will be weighted 75% NI and 25% RACE, which represents a total of 80% of the target bonus percentage. NI and RACE goals will be set at the total company and segment level based on the applicable business plan. How total company and segment are weighted for a given Participant depends upon the Participant's major area of responsibility at Water Pik and its business segments. For example, some Participants may have 60% of target based on segment financial performance and 20% on total company financial performance. Others may have 80% of target based on total company performance.


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INDIVIDUAL PERFORMANCE GOALS

Each year, managers will establish individual performance goals with Participants. The achievement of individual performance goals will represent 20% of the target bonus percentage. Individual performance goals can be achieved to a maximum of 100%.

HOW THE AIP AWARD IS CALCULATED WHEN 100% OF THE PERFORMANCE GOALS ARE ACHIEVED

If 100% of all performance goals are achieved, then 100% of the target bonus percentage will generally be used to calculate the Participant's incentive award.

For example, if a Participant's target bonus percentage is 20% and if all goals are achieved at 100%, then the target bonus percentage of 20% is multiplied by 100% to produce an incentive award equal to 20% of base salary:

                         PERCENT OF              GOAL         TARGET %
GOAL                       TARGET             ACHIEVEMENT      EARNED
----------------------------------------------------------------------
Financial Performance        80%        X        100%         =   80%

Individual Performance       20%        X        100%         =   20%
                                                                  ---

Total Goals                                                   =  100%

In the above example, 100% of the target bonus percentage is earned, and the incentive award will be 20% of the participant's base salary subject to any discretionary adjustments.



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The following further defines the financial performance goals. Using the above example of a Participant's target bonus percentage of 20%, and weighting the Participant's financial goals of 80% at 60% segment and 20% total company, the following example provides clarification of the NI and RACE components:

                         PERCENT OF              GOAL          TARGET %
GOAL                       TARGET             ACHIEVEMENT       EARNED
-----------------------------------------------------------------------
Financial Performance
   Segment (60%)
       Net Income (75%)      45%        X        100%         =   45%
       RACE (25%)            15%        X        100%         =   15%
   Total Company (20%)
        Net Income (75%)     15%        X        100%         =   15%
        RACE (25%)            5%        X        100%         =    5%
                             ---                 ----              --

   Total Financial Perf.     80%        X        100%         =   80%

Individual Performance       20%        X        100%         =   20%
                                                                 ----

Total Goals                                                   =  100%

The sections below discuss the impact of achieving more or less than 100% of the performance goals and the impact of other potential adjustments.

HOW THE AIP AWARD IS CALCULATED FOR OTHER ACHIEVEMENT LEVELS

If more or less than 100% of a Participant's financial or individual performance goals are achieved, then the Participant's target bonus percentage will be adjusted. The following section describes adjustments based on maximum and minimum achievement levels, and the formulas used to weight achievements at all levels.

MAXIMUMS AND MINIMUMS

- Where more than 100% of financial performance goals are achieved, more than 100% will then be earned for that goal's contribution to the overall achievement. However, the maximum percentage earned for any goal's share of the target bonus percentage is 200%, and the overall maximum incentive award that an individual can earn under the weighting formula is 200% of the target bonus percentage.

- If financial goals are achieved at above target performance levels, the over-achievement will enhance the individual performance goal attainment.

- Where 80% of a financial or individual performance goal is achieved, only 50% of that goal's share (80% or 20% as applicable) of the target bonus percentage will be earned.


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-   If less than 80% of the Company's Business Plan Net Income is achieved, no company, segment or personal awards will be paid regardless of the level of achievement of the financial or individual performance goals.

FORMULAS FOR WEIGHTING FINANCIAL AND INDIVIDUAL PERFORMANCE

The following formulas will be used to weight the achievement of the financial and individual performance measures under the Plan:

Formula A
If 80% to 100% of a goal is achieved, the Percent of Target Earned for that goal equals the Percentage of Goal Achieved (i.e. Actual Performance divided by Planned Performance) minus 80% (which is the threshold level of performance) times 2.5, plus 50%.

Formula A Example:
        Assumption: Percentage of Goal Achieved    = 90%
        Percent of Target Earned for the Goal      = [(90% - 80%) x 2.5] + 50%
                                                   = [(10% x 2.5)] + 50%
                                                   = 25% + 50%
                                                   = 75%

Formula B
If over 100% of goal is achieved, the Percent of Target Earned for that goal equals the Percentage of Goal Achieved (i.e. Actual Performance divided by Planned Performance) minus 100% (which is the target level of performance) times 5, plus 100%. In all cases, the maximum Percent of Target Earned of 200% results when 120% of that goal is achieved.

Formula B Examples:
    1. Assumption: Percentage of Goal Achieved     = 130%
       Percent of Target Earned for the Goal       = (130% - 100%) x 5] + 100%
                                                   = [30% x 5] + 100%
                                                   = 150% + 100%
                                                   = 250%

        However the maximum target bonus is capped at 200%.


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
    2. Assumption: Percentage of Goal Achieved     = 110%
       Percent of Target Earned for that Goal      = [(110% - 100%) x 5] + 100%
                                                   = [10% x 5] + 100%
                                                   = 50% + 100%
                                                   = 150%

The formulas described above are designed to create a greater positive incentive for over-achieving the plan than for under-achieving. As a result of the formulas, actual performance that exceeds 100% of the goal is weighted more than actual performance that exceeds the 80% threshold levels of performance but does not reach 100% of the goal.

PUTTING IT TOGETHER

Here are two examples of how a Participant might earn an incentive award under the plan.

1.  For the first example, assume that the Participant achieves:

    - 90% of financial performance goal for segment and total company for NI and RACE, and

    -   80% of individual performance goals.

    - Assume that the Participant's annual salary is $80,000 and that the Participant's target bonus percentage is 20% of base salary.

The first step is to calculate the percent of target earned based upon actual performance.


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Formula A above would be used for weighting financial and individual performance goals, because less than 100% of those goals were achieved.

                            (1)            (2)             (3)           (4)
                                                         FORMULA       TARGET %
                         PERCENT OF        GOAL         WEIGHTING      OF EARNED
GOAL                       TARGET       ACHIEVEMENT    ACHIEVEMENT     (1) X (3)
--------------------------------------------------------------------------------
Financial Performance
   Segment (60%)
       Net Income (75%)      45%             90%            75%          33.8%
       RACE (25%)            15%             90%            75%          11.3%
   Total Company (20%)
        Net Income (75%)     15%             90%            75%          11.3%
        RACE (25%)            5%             90%            75%           3.8%
                                                                         ----
   Total Financial Perf.     80%             90%            75%          60.0%

Individual Performance       20%             80%            50%          10.0%
                                                                         ----
Total Goals                                                       =      70.0%

With 70% of target achieved, the incentive award would be calculated as 70% of the 20% target bonus percentage, or 14%. The incentive payment would, in turn, be the product of 14% of the Participant's base salary of $80,000, or $11,200.


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2.  For another example, assume that the same Participant achieves:

    - Financial Performance: Segment NI is 115%, Segment RACE is 110%, Total Company NI is 107% and Total Company RACE is 105%, and

    -   100% of individual performance goals.

Again, the first step is to calculate the percent of target earned for each goal. Formula B would be used, because the goal achievement was greater than or equal to 100%.

                            (1)                (2)            (3)        (4)
                                                            FORMULA    TARGET %
                         PERCENT OF            GOAL        WEIGHTING   OF EARNED
GOAL                       TARGET           ACHIEVEMENT   ACHIEVEMENT  (1) X (3)
--------------------------------------------------------------------------------
Financial Performance
   Segment (60%)
       Net Income (75%)      45%                115%          175%       78.8%
       RACE (25%)            15%                110%          150%       22.5%
   Total Company (20%)
        Net Income (75%)     15%                107%          135%       20.3%
        RACE (25%)            5%                105%          125%        6.3%
                            ---                 ---           ---       -----
   Total Financial Perf.     80%                112%*         160%      127.9%

Individual Performance       20%   (100%+12%) = 112%**        160%       32.0%
                                                                        ------

Total Goals                                                     =       159.9%

With all goal achievement greater than the target, the incentive award would be calculated as 159.9% of the 20% target bonus percentage, or 32%. The incentive payment would, in turn, be the product of 32% of the Participant's base salary of $80,000 or $25,600.

 * - Weighted Average.

** - Because the financial performance is >100% of goal achievement, the difference between actual and goal of 12% (112% - 100%) is added to the individual performance goal achievement to arrive at the total individual performance goal achievement.


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3.  For another example, assume that the same Participant achieves:

    - Financial Performance: Segment NI is 115%, Segment RACE is 110%, Total Company NI is 107% and Total Company RACE is 105%, and

    -   75% of individual performance goals.

Again, the first step is to calculate the percent of target earned for each goal. Formula B would be used for financial performance, because over 100% of that goal was achieved. Formula A would be used for individual performance, because less than 100% of that goal was achieved.

                            (1)              (2)            (3)          (4)
                                                          FORMULA      TARGET %
                         PERCENT OF          GOAL        WEIGHTING     OF EARNED
GOAL                       TARGET         ACHIEVEMENT   ACHIEVEMENT    (1) X (3)
--------------------------------------------------------------------------------
Financial Performance
   Segment (60%)
       Net Income (75%)      45%              115%          175%          78.8%
       RACE (25%)            15%              110%          150%          22.5%
   Total Company (20%)
        Net Income (75%)     15%              107%          135%          20.3%
        RACE (25%)            5%              105%          125%           6.3%
                            ---               ---           ---          -----
   Total Financial Perf.     80%              112%*         160%         127.9%

Individual Performance       20%   (75%+12%) = 87%**       67.5%          13.5%
                                                                         -----

Total Goals                                                       =      141.4%

With financial goal achievement greater than the target and personal goal achievement less than the target, the incentive award would be calculated as 141.4% of the 20% target bonus percentage, or 28.3%. The incentive payment would, in turn, be the product of 28.3% of the Participant's base salary of $80,000 or $22,624.

* - Weighted Average.

* - Because the financial performance is >100% of goal achievement, the difference between actual and goal of 12% (112% - 100%) is added to the individual performance goal achievement to arrive at the total individual performance goal achievement.


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ADDITIONAL GUIDELINES FOR THE ANNUAL INCENTIVE PLAN

A minimum of 80% of the total company Business Plan Net Income must be achieved for annual incentives to be paid regardless of other factors.

DISCRETIONARY ADJUSTMENTS

The Plan allows for discretionary adjustments of up to +20% or -20% of a Participant's calculated award. However, discretionary adjustments for all eligible Participants cannot exceed +5% of the aggregate calculated incentive awards and must be approved in advance by the Chief Executive Officer, subject to Committee approval.

SOME SPECIAL CIRCUMSTANCES

The above formulas generally determine the amount of the incentive award for the year. Other factors that may affect the actual award follow:

- If a Participant leaves the company prior to the incentive award payment, due to retirement, death, or disability, an award will be prorated based on the actual base salary earned during the year in which the Participant left. The incentive award will be paid at the time all other awards are paid under this Plan.

- If a Participant leaves the company voluntarily or involuntarily for any other reason than retirement, death, or disability, prior to the incentive award payment, the Participant will not receive an incentive award under this Plan.

- Participants who are hired during the year earn a pro-rated bonus for that year, based on the salary earned during that year.

- If a Participant received a promotion or demotion during the year where the eligible target percent changed, then the calculation will be pro-rata for each target percent, ie.: 4 months at 15% and 8 months at 20%.

- The base salary for Plan purposes is the final base salary at December 31, 2001.

-   Making Payments

    Incentive awards, less applicable withholding taxes are paid after the year-end audit is complete and the Committee approves the awards. Payment is expected to occur no later than March 15, 2002.


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ADMINISTRATIVE DETAILS

This summary relates to the Annual Incentive Plan (AIP) of Water Pik Technologies, Inc. The Plan is administered by the Committee. The Committee has full authority to:

-   interpret the Plan,

-   designate eligible Participants and categories of eligible Participants,

-   set the terms and conditions of incentive awards; and

-   establish and modify administrative rules for the Plan.

Plan Participants may obtain additional information about the plan and the Committee from:

Vice President, Human Resources
Water Pik Technologies, Inc
23 Corporate Plaza, Suite 246
Newport Beach, Ca 92660
Phone: 949-719-3700
Fax: 949-719-6472

The Plan will remain in effect until terminated by the Committee. The Committee may also amend the plan at its discretion. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and is not "qualified" under Section 401 (a) of the Internal Revenue Code.




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